                                                                  EXHIBIT 21.11

                            [STATE OF FLORIDA SEAL]

          I certify the attached is a true and correct copy of the Articles of Incorporation of INDIGO INDUSTRIES, INC., a Florida corporation, filed on January 21, 1997, as shown by the records of this office.

     The document number of this corporation is P97000007975.



                                     Given under my hand and the
                                  Great Seal of the State of Florida
                                at Tallahassee, the Capitol, this the
                                  Twenty-eighth day of January, 1997

         [GREAT SEAL]
                                       /s/ SANDRA B. MORTHAM

                                         Sandra B. Mortham
       CR2EO22 (2-95)                    Secretary of State

                                                           FILED
                                                           97 JAN 21 AM 10:24
                                                           SECRETARY OF STATE
                                                           TALLAHASSE, FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                             INDIGO INDUSTRIES, INC.


                                ARTICLE I - NAME

        The name of this corporation is INDIGO INDUSTRIES, INC.

                    ARTICLE II - EFFECTIVE DATE AND DURATION

        This corporation shall begin existence as of the date of filing with the Secretary of State and continue perpetually unless dissolved.

                              ARTICLE III - PURPOSE

        This corporation is organized for the purpose of transacting any and lawful business.

                            ARTICLE IV - COMMON STOCK

        This corporation is authorized to issue one hundred (100) shares of common stock with a par value of none.


                              ARTICLE V - AUTHORITY

        This corporation has the authority to conduct any and all lawful business which can be legally conducted by any corporation.

                             ARTICLE VI - DIVIDENDS

        This corporation shall pay dividends upon the terms and conditions specified by the Board of Directors from time to time.

                           ARTICLE VII - INCORPORATOR

        The name of and address of the incorporator of this corporation is as follows:

               Charles C. Chillingworth, Esq.
               Chillingworth & Conway, P.A.
               2090 Palm Beach Lakes Boulevard
               Suite 800
               West Palm Beach, FL 33409


                   [CHILLINGWORTH & CONWAY, P.A. LETTERHEAD]

                      ARTICLE VIII - OFFICERS AND DIRECTORS

        The following persons hereby hold the offices indicated, subscribe to the number of Shares indicated, and reside at the addresses listed:


                                                               NUMBER OF
               NAME                                              SHARES             OFFICE
               ----                                            ---------            ------
               Karl Schwab                                          1               President & Director
               6275 North Ocean Boulevard
               Ocean Ridge, FL 33435

               Charles C. Chillingworth                             0               Treasurer & Director
               2090 Palm Beach Lakes Boulevard
               Suite 800
               West Palm Beach, FL 33409

               Helen K. Fekete                                      0               Secretary
               2090 Palm Beach Lakes Boulevard
               Suite 800
               West Palm Beach FL 33409

        Directors shall hold office for a period of one (1) year and shall be elected at each shareholder's meeting. There shall be two (2) directors initially.

                        ARTICLE IX - POWERS OF DIRECTORS

        In furtherance and not in limitation of the powers conferred by Statute, the Board of Directors is expressly authorized to make and alter the By-Laws of this corporation to fix the amount to be reserved as working capital over and above its capital stock paid in, and to authorize and cause to be executed mortgages and liens upon real and personal property belonging to this corporation. The Board of Directors shall also have the authority to hire and fire all employees of the corporation and to fix their compensation, unless these responsibilities are delegated to an officer.

                     ARTICLE X - PRINCIPAL PLACE OF BUSINESS

        The principal place of business of this corporation shall be 2090 Palm Beach Lakes Boulevard, Suite 800, West Palm Beach, FL 33409. The Board of Directors may from time to time move the place of business of this corporation.

                          ARTICLE XI - REGISTERED AGENT

        The Registered Agent for service of process of this corporation, who shall serve until removed by the Board of Directors, is CHARLES C. CHILLINGWORTH, ESQ., Chillingworth & Conway, P.A., 2090 Palm Beach Lakes Boulevard, Suite 800, West Palm Beach, FL 33409.

                 ARTICLE XII - PRIVATE PROPERTY OF SHAREHOLDERS

        The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

                          ARTICLE XIII - EXCESS SALARY

        In the event that the Internal Revenue Service determines that a portion of the salary paid by this corporation to any of its employees, including its officers and directors, is excessive under the law as it exists at that time, and will not allow the corporation to deduct said portion of salary from its earnings as an operating expense, said portion of salary deemed to be excessive shall be automatically repaid to the corporation.

                      ARTICLE XIV - EXCESS BUSINESS EXPENSE

        In the event that the Internal Revenue Service determines that any business expense of the corporation is invalid or excessive under the law as it exists at that time, and will not allow the corporation to deduct a portion of said business expense, said portion of the business expense deemed to be excessive shall be automatically repaid to the corporation.

                             ARTICLE XV - AMENDMENTS

        This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

        IN WITNESS WHEREOF, the undersigned, being the original incorporator for the purpose of farming a corporation to do business under the laws of the State of Florida, does hereby make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and does agree to take the number of shares as hereinabove set forth, and hereunto has set his hand and seal this 17th day of January, 1997.



                                   /s/ CHARLES C. CHILLINGWORTH
                                   -------------------------------
                                   Charles C. Chillingworth

STATE OF FLORIDA
COUNTY OF PALM BEACH

        I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared CHARLES C. CHILLINGWORTH, to me known personally to be the person described in, and who executed the foregoing instrument, and who did not take an oath, and acknowledged before me that he executed the same.

        WITNESS my hand and official seal in the County and State last aforesaid this 17th day of January, 1997.


                                /s/ KRIS L. LEAL
                                -------------------------------
                                Kris L. Leal                          [SEAL]
                                Notary Public
                                My Commission Expires:


                                   ACCEPTANCE


        I, CHARLES. C. CHILLINGWORTH, whose address is Chillingworth & Conway, P.A., 2090 Palm Beach Lakes Boulevard, Suite 800, West Palm Beach, FL 33409, do hereby accept the appointment of Registered Agent for INDIGO INDUSTRIES, INC.



                                /s/ CHARLES C. CHILLINGWORTH
                                -------------------------------
                                Charles C. Chillingworth
                                Registered Agent


                                                                    FILED
                                                             97 JAN 21 AM 10:24
                                                             SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA